Calculation of Filing Fee Tables
S-3
Alphabet Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Depositary Shares representing a 1/20th interest in a share of 6.25% Series B Mandatory Convertible Preferred Stock	457(r)	192,500,000	$ 50.00	$ 9,625,000,000.00	0.0001381	$ 1,329,212.50
Fees to be Paid	2	Equity	Class C Capital Stock, par value $0.001 per share	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 9,625,000,000.00		$ 1,329,212.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,329,212.50
Offering Note
[1]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's Registration Statement on Form S-3 was deferred pursuant to Rules 456(b) and 456(r) under the Securities Act and is paid herewith.

[2]	Included in this exhibit are: (i) 27,354,250 shares of the registrant's Class C Capital Stock, par value $0.001 per share (the "Class C Capital Stock"), issuable upon conversion of 9,625,000 shares of the registrant's 6.25% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share, at the initial maximum conversion rate of 2.8420 shares of Class C Capital Stock per share of Series B Mandatory Convertible Preferred Stock; and (ii) up to 14,383,008 shares of Class C Capital Stock issuable on account of unpaid dividends, based on the initial floor price of $123.15 per share of Class C Capital Stock, as described in the prospectus supplement relating to the registration statement to which this exhibit is attached. Under Rule 416, the number of shares of Class C Capital Stock whose offer and sale are registered hereby includes an indeterminate number of shares of Class C Capital Stock that may be issued in connection with stock splits, stock dividends or similar transactions. Additionally, under Rule 457(i), there is no additional filing fee payable with respect to the shares of Class C Capital Stock issuable upon conversion of the Series B Mandatory Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege or upon mandatory conversion.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $9,625,000,000.00. The prospectus is a final prospectus for the related offering.